Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Bank of Granite Corporation on Form S-8 of our report dated January 25, 2002, appearing in the Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Hickory, North Carolina
January 2, 2003